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                                    CONSENT



     I, Bruce R. Schemehorn, M.S., hereby consent to the use of my name in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement on Form S-1 under the heading "Business -- Research and Development."



                                          /s/  BRUCE R. SCHEMEHORN, M.S.





                                          --------------------------------------


                                          Bruce R. Schemehorn, M.S.


                                          Assistant Director/Preclinical Trials


                                          Indiana University


                                          School of Dentistry


                                          Oral Health Research Institute



Date: August 28, 1996